UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2024

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
10368 Westmoor Dr, Westminster, CO 80021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 30, 2024, the Board of Directors (the “Board”) of Trimble Inc., a Delaware corporation (the “Company”), adopted amendments to the Company’s Amended and Restated By-Laws (as amended and restated, the “By-Laws”) to provide that (i) the Chief Executive Officer of the Company (the “CEO”) has the authority to call meetings of the stockholders and determine that a meeting of the stockholders may be held solely by means of remote communication, (ii) any meeting of the stockholders may be adjourned or postponed as determined by the chair of a stockholder meeting or by the Board, without the need for approval thereof by stockholders, (iii) any meeting of the stockholders may be adjourned or postponed by the vote of holders of a majority of the total number of votes represented and voting at such meeting, and (iv) the CEO shall preside over stockholder meetings as chair, unless another person is selected by the Board. The By-Laws amendments became effective as of May 30, 2024.
The foregoing description is qualified in its entirety by the text of the By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
In light of its previously disclosed intent to reschedule the Company’s 2024 Annual Meeting, the Company convened its 2024 Annual Meeting as scheduled on May 30, 2024 for the sole purpose of adjourning the meeting. At the meeting, stockholders approved, by vote of the proxy holder, the proposal to adjourn the meeting until August 14, 2024. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Vote
226,895,274.00	0	0	0
Accordingly, the 2024 Annual Meeting will be reconvened at 5:00 p.m. Mountain time on Wednesday, August 14, 2024. The meeting will be held solely by means of remote communication.
The record date for determining stockholder eligibility to vote at the Annual Meeting remains the close of business on April 1, 2024. Proxies previously submitted will be voted at the Annual Meeting unless properly revoked, and stockholders who have already submitted a proxy or otherwise voted and who do not wish to change their vote do not need to take any action. Stockholders who wish to change their vote may do so by internet or by phone up to 11:59 p.m. Eastern time on Tuesday, August 13, 2024 for shares held directly and up to 11:59 p.m. Eastern time on Monday, August 12, 2024 for shares held in a plan or virtually at the time of the reconvened meeting.
Item 8.01. Other Events.
As of today, the previously disclosed assessment by Ernst & Young LLP (“EY”) is ongoing and all parties continue to work diligently to complete the assessment and to file the amended Form 10-K as soon as practicable. As previously disclosed, EY has not withdrawn its audit report on the financial statements included in the Company’s 2023 Form 10‑K.
Forward-Looking Statements
Certain statements made in this document contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include statements regarding the timing and expectations regarding the Company’s 2024 Annual Meeting, as well as all statements that are not historical facts. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this Current Report due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the expected timing and results of EY’s completion of its additional audit procedures and the risk that the completion and filing of the Form 10-K will take longer than expected. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this Current Report. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exh. No.	Description
3.1	Amended and Restated By-Laws of Trimble Inc., amended as of May 30, 2024
104	The cover page from this Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Date: May 30, 2024	By:	/s/ Jennifer A. Allison
Jennifer A. Allison
General Counsel and Secretary